EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304

May 10, 2002


California Micro Devices Corporation
215 Topaz Street
Milpitas, California  95035-5430

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to (a) 100,000 shares of the Company's Common Stock issuable under the VP Sales Option Program, (b) 100,000 shares of the Company's Common Stock issuable under the VP Finance & Administration and CFO Option Program, (c)
500,000 shares of the Company's Common Stock issuable under the 1995 Stock Option Plan, as amended August 7, 2001, and (d) 70,000 shares of the Company's Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan, as amended August 7, 2001, it is our opinion that all such shares have been duly authorized and, when issued and sold in accordance with the respective program and plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,


                                                /s/ PILLSBURY WINTHROP LLP




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